STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 7, 2000 by and among StyleU4EA.com, Inc., a Delaware corporation (the "Company"), and Covol Technologies, Inc., a Delaware corporation (the "Purchaser"). The Purchaser desires to make an investment in the Company on the terms and conditions set forth in this Agreement.

         In consideration of the mutual promises and covenants contained in this Agreement, the parties to this Agreement agree as follows:

         1. Purchase and Sale of Shares. Upon the terms and conditions contained herein, and subject to the terms and conditions of the Letter Agreement executed concurrently herewith (the "Letter Agreement") between the Company and the Purchaser, the Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, 750,000 shares (the "Shares") of Common Stock of the Company, at a purchase price of $2.00 per share. The purchase of the Shares shall be subject to the conditions set forth in the Letter Agreement and such purchase shall be made in three stages in accordance with the dates set forth in the Letter Agreement.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  (a) Organization. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement.

                  (b) Authorization. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by the Company's Board of Directors and no authorization or approval of the Company's shareholders is required in connection therewith. This Agreement constitutes the legal, valid and binding obligations of the Company and each is enforceable against the Company in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

                  (c) No Conflict. The execution, delivery and performance by the Company of this Agreement: (i) will not conflict with, result in a breach of or constitute a default under any contract, agreement, indenture, loan or credit agreement, deed of trust, mortgage, lease, security agreement or other arrangement to which the Company is a party or by which the Company or any of its properties or assets is bound or affected; (ii) will not cause the Company to violate or contravene any provision of its Certificate of Incorporation or Bylaws; or (iii) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Certificate of Incorporation or Bylaws of the Company, any law, statute, rule or regulation to which the Company is subject or any agreement, instrument, order, judgment or decree to which the Company is subject.

                  (d) Common Stock. All of the shares of Common Stock issuable under this Agreement have been duly authorized and reserved for issuance and, upon payment thereon and issuance thereof in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  (e) Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share,, and the Company has no authority to issue any other capital stock or security. As of the date hereof, a total of [5,957,500] shares of Common Stock have been issued and such shares are duly authorized, validly issued, fully paid and nonassessable. Except as provided in this Agreement and the Company's Certificate of Incorporation, there are no outstanding preemptive, conversion or other rights, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible or exchangeable securities or other instruments, agreements or arrangements of any character or nature whatever issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock, other than (i) outstanding warrants to purchase an aggregate of 200,000 shares of Common Stock, and (ii) options granted or to be granted to employees and consultants of the Company under the Company's stock option plan to be implemented.

                  (f) Full Disclosure. No statement by Company contained in this Agreement or any other instrument or document given by Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         3. Restrictions on Transfer and Purchaser Representations. In acquiring the Shares, the Purchaser makes the following representations, warranties and agreements:

                  (a) The Purchaser understands that the Shares will be issued by the Company without registration under the Securities Act of 1933, as amended ("Act"), and without qualification and/or registration under applicable state securities laws pursuant to specific exemptions from registration and/or qualification contained in the Act and in applicable state securities laws. The Purchaser understands that the foregoing exemptions depend upon, among other things, the bona fide nature of his investment intent as expressed herein.

                  (b) The Purchaser agrees that none of the Shares, nor any interest in the Shares, will be sold, transferred, or otherwise disposed of by him without registration and/or qualification under the Act or applicable state securities laws unless the Purchaser first demonstrates to the satisfaction of the Company that specific exemptions from such registration and qualification requirements are available with respect to such resale or disposition or provides the Company an opinion of counsel satisfactory to the Company that a contemplated transfer may be made without violation of the Act or applicable state securities laws.

                  (c) The Purchaser represents and warrants to the Company the following:

                           (i) The Purchaser is acquiring the Shares for investment purposes only, for such Purchaser's own account, and not as nominee or agent for any other person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act.

                           (ii) The Purchaser has been furnished with and carefully read the Company's Private Placement Memorandum dated July 15, 1999 and the update letter dated March 7, 2000.

                           (iii) The Purchaser has received all the information he considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, and has had an opportunity to discuss the Company's business, management, financial affairs and prospects with the Company's management.

                           (iv) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act. All information which such Purchaser has provided to the Company including, but not limited to, the information contained in the investor questionnaire delivered in connection herewith, is complete and accurate and may be relied upon by the Company.

                           (v) The Purchaser is able to bear the economic risks related to a purchase of the Shares. The Purchaser either has a pre-existing personal or business relationship with the Company or any of its officers, directors of controlling persons, or by reason of the Purchaser's business or financial experience or the business or financial experience of his professional advisor who is unaffiliated with and who is not compensated by the Company or any affiliated or selling agent of the Company, directly or indirectly, has the capacity to protect his own interests in connection with the subject transactions.

                  (d) The Purchaser acknowledges that the Shares to be issued to him will contain a legend which prohibits an offer to transfer or a transfer of all or any portion of the Shares unless the Shares are registered under the Act or unless an exemption from registration is available with respect to such resale or disposition.

         4. Indemnification. The Purchaser hereby indemnifies the Company, its affiliates and its agents and holds them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, incurred by the Company (or its affiliates or agents) by reason of or in connection with any misrepresentation made by Purchaser, any breach of any of Purchaser's warranties, or Purchaser's failure to fulfill any of his covenants or agreements under this Agreement. This Agreement and the representations and warranties contained herein shall survive Purchaser's purchase of the Shares and shall be binding upon Purchaser's heirs, executors, administrators, successors and assigns.

         5. Market Stand-off. The Purchaser (on behalf of himself, his successors and assigns), agrees not to sell or otherwise transfer or dispose of any Shares acquired under this Agreement for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act in connection with an underwritten public offering of the Company's Common Stock if so requested by the underwriter of such offering. The Company may impose stock transfer instructions with respect to the shares subject to the foregoing restriction until the end of such period.

         6. Severability. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

         7. Attorneys' Fees. In the event any action in law or equity, arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to its attorneys' fees and other costs reasonably incurred in such action or proceeding.

         8. Notices. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery. Any notice shall be sent to the address given in the signature blocks of this Agreement or to such other address as the relevant party may notify to the other.

         9. Entire Agreement; Amendment. Other than the terms of the Letter Agreement (which shall control and modify this Agreement), this Agreement and the exhibits hereto contain all of the agreements between the parties with respect to the matters contained herein and supersedes all prior written or oral and all contemporaneous oral agreements or understandings between the parties pertaining to any such matters. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement.

         10. Controlling Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California. In the event a judicial proceeding is necessary, the sole forum for resolving disputes arising under or relating to this Agreement shall be the applicable courts in Orange County, California, and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts, and that venue shall be in Orange County, California.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. "COMPANY"

                                    STYLE U4EA.COM, INC., a Delaware corporation

                                    By: /s/ Richard Gregerson
                                        -------------------------------
                                        Richard Gregerson,
                                        CEO

                                    Address:  3140 Redhill Avenue, Suite 260
                                              Costa Mesa, CA  92626

The foregoing Agreement is hereby accepted as of the date first above written.

"PURCHASER"

COVOL TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ Kirk A. Benson
    ----------------------
    Kirk Benson,
    CEO

Address:

3280 North Frontage Road
Lehi, UT 84043